    As filed with the Securities and Exchange Commission on December 18, 1998
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                                   CONOCO INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                      51-0370352
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)


        600 NORTH DAIRY ASHFORD                              77079
             HOUSTON, TEXAS                                (Zip Code)
(Address of Principal Executive Offices)


                           ---------------------------


                 THRIFT PLAN FOR RETAIL EMPLOYEES OF CONOCO INC.
                            (Full title of the plan)


                           ---------------------------


                                 R.A. HARRINGTON
                SENIOR VICE PRESIDENT, LEGAL, AND GENERAL COUNSEL
                                   CONOCO INC.
                             600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079
                     (Name and address of agent for service)

                                 (281) 293-1000
          (Telephone number, including area code, of agent for service)

                           ---------------------------



                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                               PROPOSED        PROPOSED MAXIMUM
                                                         AMOUNT TO BE      MAXIMUM OFFERING   AGGREGATE OFFERING      AMOUNT OF
         TITLE OF SECURITIES TO BE REGISTERED           REGISTERED (2)   PRICE PER SHARE (3)       PRICE (3)       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.01 per share(1).....     750,000             $21.19            $15,892,500          $4,419
===================================================================================================================================

(1) Includes the associated rights to purchase preferred stock, which initially are attached to and trade with the shares of Class A Common Stock being registered hereby.

(2) Consists of shares of Class A Common Stock to be acquired by the Trustee of the Thrift Plan for Retail Employees of Conoco Inc. (the "Plan") pursuant to the operation thereof. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3) Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of computing the registration fee and based upon the average of the high and low sales prices per share of Class A Common Stock reported on the New York Stock Exchange on December 15, 1998.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Note: The document(s) containing the information concerning the Thrift Plan for Retail Employees of Conoco Inc. (the "Plan") required by Item 1 of Form S-8 and the statement of availability of registrant information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by Conoco Inc., a Delaware corporation (the "Company"), pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-14521), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

                  (1) The Company's prospectus dated October 21, 1998 as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

                  (2) The description of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed on September 28, 1998, as thereafter amended from time to time for the purpose of updating, changing or modifying such description; and

                  (3) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998.

         All documents filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment or supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute required court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, By-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personably liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

         Article 5E(2) of the Registrant's Certificate of Incorporation provides that no director shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of such Article 5E(2) shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The Company's By-laws provide for indemnification of directors and officers to the maximum extent permitted by Delaware law.

         The Company has entered into indemnification agreements with each of its directors (collectively, "Indemnitees"). Such agreements provide that, to the fullest extent permitted by applicable law, the Company shall indemnify and hold each Indemnitee harmless from and against any and all losses and expenses whatsoever (i) arising out of any event or occurrence related to the fact that such Indemnitee is or was a director or officer of the Company, is or was serving in another capacity with the Company, consented to be named as a person to be elected as a director of the Company in connection with the Company's initial public offering of the Common Stock, or by reason of anything done or not done by such Indemnitee in such capacity and (ii) incurred in connection with any threatened, pending or completed legal proceeding.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number                              Document Description

  4.1       --       Second Amended and Restated Certificate of Incorporation of
                     the Company (incorporated by reference to Exhibit 3.1 of the Quarterly Report of the Company on Form 10-Q for the quarterly period ended September 30, 1998, File No.
                     001-14521).

  4.2       --       Bylaws of the Company, as amended (incorporated by
                     reference to Exhibit 3.2 of the Quarterly Report of the Company on Form 10-Q for the quarterly period ended
                     September 30, 1998, File No. 001-14521).

  4.3       --       Form of certificate representing Class A Common Stock
                     (incorporated by reference to Exhibit 4.3 of the Registration Statement of the Company on Form S-8,
                     Registration No. 333-65977).

  4.4       --       Rights Agreement dated as of October 19, 1998 between the
                     Company and First Chicago Trust Company of New York, as
                     Rights Agent, which includes as Exhibit A the form of Certificate of Designations, Preferences and Rights of
                     Series A Junior Participating Preferred Stock, as Exhibit B the form of Class A Rights Certificate and as Exhibit D the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 4.4 of the Registration Statement of the Company on Form S-8, Registration No. 333-65977).

  4.5       --       Certificate of Designations, Preferences and Rights of
                     Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.5 of the Registration Statement of the Company on Form S-8, Registration No. 333-65977).

  4.6       --       Amendment to Rights Agreement dated as of October 20, 1998 between the Company and First Chicago Trust Company of New
                     York, as Rights Agent (incorporated by reference to Exhibit
                     4.6 of the Registration Statement of the Company on Form
                     S-8, Registration No. 333-65977).

 *4.7       --       Form of Thrift Plan for Retail Employees of Conoco Inc.

*15.1       --       Awareness Letter of PricewaterhouseCoopers LLP.

 *23.1      --       Consent of PricewaterhouseCoopers LLP.

*24.1       --       Powers of Attorney (included on the signature page of the
                     Registration Statement).

------------------
*        Filed herewith.

         The use of original issuance securities is not contemplated. If original issuance securities are hereafter offered and sold, an opinion of counsel will be filed by amendment. The registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

ITEM 9.  UNDERTAKINGS.

         (a)         The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                     (iii) To include any material information with respect to
             the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 18, 1998.

                                          CONOCO INC.


                                           By: /s/ Archie W. Dunham
                                               --------------------------------
                                               Archie W. Dunham
                                               President and Chief Executive
                                               Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below appoints Archie W. Dunham, Robert W. Goldman, Rick A. Harrington and Michael A. Gist, and each of them, severally, as his true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him and in his name, place and stead in his capacity as a director or officer or both, as the case may be, of Conoco Inc., a Delaware corporation (the "Company"), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable the Company to comply with the Securities Act of 1933, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON DECEMBER 18, 1998.

                         SIGNATURE                                                                  TITLE
                         ---------                                                                  -----
                   /s/ Archie W. Dunham                                         President, Chief Executive Officer and Director
------------------------------------------------------------
                     Archie W. Dunham


                   /s/ Robert W. Goldman                                        Senior Vice President, Finance, and Chief
------------------------------------------------------------                    Financial Officer (Principal Financial Officer and
                     Robert W. Goldman                                          Principal Accounting Officer)


                 /s/ Edgar S. Woolard, Jr.                                      Chairman of the Board and Director
------------------------------------------------------------
                   Edgar S. Woolard, Jr.


                    /s/ Ruth R. Harkin                                          Director
------------------------------------------------------------
                      Ruth R. Harkin


                  /s/ Frank A. McPherson                                        Director
------------------------------------------------------------
                    Frank A. McPherson

                   /s/ Gary M. Pfeiffer                                         Director
------------------------------------------------------------
                     Gary M. Pfeiffer


                   /s/ William K. Reilly                                        Director
------------------------------------------------------------
                     William K. Reilly


                   /s/ William R. Rhodes                                        Director
------------------------------------------------------------
                     William R. Rhodes


                  /s/ Franklin A. Thomas                                        Director
------------------------------------------------------------
                    Franklin A. Thomas

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 18, 1998.

                                  THRIFT PLAN FOR RETAIL EMPLOYEES OF
                                  CONOCO INC.
                                  (Plan)


                                  By:  /s/ M. Rocconi, Jr.
                                      ------------------------------------------
                                      M. Rocconi, Jr.
                                      Senior Vice President, Human Resources of
                                      Conoco Inc.

                                  EXHIBIT INDEX

EXHIBIT NO.                                 DESCRIPTION                                                  PAGE NO.
-----------                                 -----------                                                  --------
  4.1        --      Second Amended and Restated Certificate of Incorporation
                     of the Company (incorporated by reference to Exhibit 3.1 of the Quarterly Report of the Company on Form 10-Q for the
                     quarterly period ended September 30, 1998, File No.
                     001-14521).

  4.2        --      Bylaws of the Company, as amended (incorporated by
                     reference to Exhibit 3.2 of the Quarterly Report of the
                     Company on Form 10-Q for the quarterly period ended
                     September 30, 1998, File No. 001-14521).

  4.3        --      Form of certificate representing Class A Common Stock
                     (incorporated by reference to Exhibit 4.3 of the
                     Registration Statement of the Company on Form S-8,
                     Registration No.
                     333-65977).

  4.4        --      Rights Agreement dated as of October 19, 1998 between
                     the Company and First Chicago Trust Company of New York, as
                     Rights Agent, which includes as Exhibit A the form of
                     Certificate of Designations, Preferences and Rights of
                     Series A Junior Participating Preferred Stock, as Exhibit B
                     the form of Class A Rights Certificate and as Exhibit D the
                     Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 4.4 of the Registration Statement
                     of the Company on Form S-8, Registration No. 333-65977).

  4.5        --      Certificate of Designations, Preferences and Rights of
                     Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.5 of the Registration Statement
                     of the Company on Form S-8, Registration No. 333-65977).

  4.6        --      Amendment to Rights Agreement dated as of October 20,
                     1998 between the Company and First Chicago Trust Company of
                     New York, as Rights Agent (incorporated by reference to
                     Exhibit 4.6 of the Registration Statement of the Company on
                     Form S-8, Registration No. 333-65977).

 *4.7        --      Form of Thrift Plan for Retail Employees of Conoco Inc.

*15.1        --      Awareness Letter of PricewaterhouseCoopers LLP.

*23.1       --       Consent of PricewaterhouseCoopers LLP.

*24.1        --      Powers of Attorney (included on the signature page of the
                     Registration Statement).

-------------------
*        Filed herewith.